                                                                Exhibit 13.V




                          INDEPENDENT AUDITOR'S REPORT



To the shareholder of
ARGOSY MINING GMBH
Salzburg
Austria

We have audited the accompanying balance sheet as of December 31, 1995 of Argosy Mining GmbH and the related statement of operations, retained earnings and cash flows for the eight-months period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. As Argosy Mining GmbH was set up as of May 4, 1995 no prior year comparative figures can be stated.

We conducted our audit in accordance 7with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Argosy Mining GmbH as of December 31, 1995, and the results of its operations and its cash flows for the eight-months period then ended in conformity with accounting principles generally accepted in the United States.


Vienna, December 6, 1996

                                                     ERNST & YOUNG
                                                WIRTSCHAFTSPRUFUNGS- UND
                                                  STEUERBERATUNGSGMBH

                                 BALANCE SHEET

                                                                       TATS
                                                                  Dec. 31, 1995
                                                                  -------------
ASSETS
   Cash                                                                 111
                                                                      -----
SUBTOTAL                                                                111
                                                                      -----
   Other accounts receivable                                            254
   Other current assets                                                   2
                                                                      -----
TOTAL ACCOUNTS RECEIVABLE                                               256
                                                                      -----
TOTAL CURRENT ASSETS                                                    367
   Machinery and equipment                                              162
   Accumulated depreciation                                             (50)
                                                                      -----
MACHINERY AND EQUIPMENT                                                 112
                                                                      -----
   Mining Right                                                       1,158
   Accumulated amortization                                            (115)
                                                                      -----
INTANGIBLE ASSETS                                                     1,043
                                                                      -----
TOTAL NON CURRENT ASSETS                                              1,155
                                                                      -----
TOTAL ASSETS                                                          1,522
                                                                      =====

                                                                       TATS
                                                                   Dec. 31, 1995
                                                                   -------------
LIABILITIES AND SHAREHOLDERS' EQUITY
   Other accounts payable and  accrued expenses                          78
                                                                      -----
TOTAL CURRENT LIABILITIES                                                78
                                                                      -----
   Common stock                                                         250
   Capital reserves                                                   1,912
   Retained  earnings                                                  (718)
                                                                      -----
TOTAL SHAREHOLDERS` FUNDS                                             1,444
                                                                      -----
TOTAL FUNDS EMPLOYED                                                  1,522
                                                                      -----
STATEMENT OF RETAINED EARNING
Retained earnings as of May 4, 1995                                       0
Net loss                                                               (718)
                                                                      -----
Retained earnings as of Dec. 31, 1995                                 (718)
                                                                      =====

                     See notes to the financial statements

                            STATEMENT OF OPERATIONS

                                                                       TATS
                                                                   Eight-months
                                                                   period ending
                                                                   Dec. 31, 1995
                                                                   -------------
TOTAL SALES AND REVENUES
   Net sales                                                             0.00
   Other operating revenue                                              2,280
                                                                       ------
                                                                        2,280
                                                                       ------
   Research and  development costs                                     (2,132)
   General administrative expenses                                       (876)
                                                                       ------
                                                                       (3,008)
                                                                       ------
LOSS FROM OPERATIONS                                                     (728)
   Interest income                                                         17
                                                                       ------
OTHER INCOME                                                               17
LOSS BEFORE TAXATION                                                     (711)
                                                                       ------
   Income taxes                                                             7
LOSS AFTER TAXATION                                                      (718)
                                                                       ======


                            STATEMENT OF CASH FLOWS

                                                                       TATS
                                                                   Eight-months
                                                                   period ending
                                                                   Dec. 31, 1995
                                                                   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                 (718)
Adjustments  to reconcile net income to net
cash provided by operating activities:
   Depreciation                                                           165
   Change in other accounts receivable                                   (254)
   Change in other current assets                                          (2)
   Change in current liabilities                                           78
                                                                       ------
Net cash used for operating activities                                   (731)
                                                                       ------
INVESTING ACTIVITIES:
   Expenditures for machinery and equipment                              (162)
   Expenditures for intangible assets                                  (1,158)
                                                                       ------
Net cash used in investing activities                                  (1,320)
                                                                       ------
FINANCING ACTIVITIES:
   Capital paid-in, shareholder contribution                            2,162
                                                                       ------
Net cash provided by financing activities                               2,162
                                                                       ------
Increase in cash and cash equivalents                                     111
Cash  at beginning of period                                                0
                                                                       ------
CASH AT END OF THE YEAR                                                   111
                                                                       ======

                     See notes to the financial statements

Notes to the Financial Statements year ended December 31, 1995
-------------------------------------------------------------------------------

SUMMARY OF SIGNIFICANT ACCOUNTING STANDARDS

-  Basis of presentation:
Argosy Mining GmbH was set up in Salzburg, Austria on May 4, 1995 and is engaged in research and mining of minerals in Austria. The company maintains its records and prepares its financial statements in Austrian currency (ATS).

-  Cash:
The balance only includes cash hold in current bank accounts.

-  Foreign currency translation:
No transactions in foreign currency were carried out in fiscal year 1995.

-  Machinery and equipment:
Machinery and equipment is recorded at cost, less accumulated depreciation. Depreciation which begins when assets are placed in service, is calculated on a straight-line basis over estimated service lives.


The range of estimated useful lives for the different tangible asset categories are as follows:

   Machinery                                     5 years
   Office equipment                             10 years
   Vehicles                                      3 years

-  Intangible assets:
The mining right is also recorded at cost, less accumulated amortization. Amortization is calculated on a straight-line basis over a period of 10 years.

-  Other operating revenue, related party transactions
Other operating revenue consists of income for technical advice. Technical advice on mining research was rendered to Argosy Mining Corp. Vancouver, Canada.

-  Research and development costs
Material exploring costs have already been incurred.

-  Income Taxes
The balance shown includes the current minimum corporate tax paid in 1995.
Due to a 100 % valuation allowance built up for the deferred tax asset (TATS
244) arising from the tax loss (TATS 718) no deferred taxes have to be allowed for in the financial statements 1995.